Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2018, relating to the consolidated financial statements of Maple Parent Holdings Corp. and its subsidiaries, as of September 30, 2017 (Successor) and September 24, 2016 (Successor), and for the period September 25, 2016 to September 30, 2017 (Successor), the period December 4, 2015 to September 24, 2016 (Successor), and the period September 27, 2015 to March 2, 2016 (Predecessor) (which report expresses an unqualified opinion and includes an emphasis of matter paragraph relating to the acquisition of Keurig Green Mountain, Inc. on March 3, 2016 by Maple Parent Holdings Corp. and its subsidiaries), appearing on Schedule 14A in the definitive proxy of Dr Pepper Snapple Group Inc. dated May 29, 2018 and incorporated by reference in the current report on Form 8-K of Keurig Dr Pepper Inc. dated July 9, 2018.

/s/ Deloitte & Touche LLP

Boston, MA

July 9, 2018